Exhibit 32


                                  Certification


To my knowledge, this Report on Form 10-Q for the quarter ended June 30, 2004 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of CKF Bancorp, Inc.



                                By:   /s/ John H. Stigall
                                      ------------------------------------------
                                      John H. Stigall
                                      President and Chief Executive Officer



                                By:   /s/ Russell M. Brooks
                                      ------------------------------------------
                                      Russell M. Brooks
                                      Vice President and Chief Financial Officer



Date:    August 12, 2004